Exhibit (a)(1)(E)

OFFER TO PURCHASE FOR CASH

All Outstanding Shares of Common Stock

of

RIGHTSIDE GROUP, LTD.

at

$10.60 PER SHARE, NET IN CASH

Pursuant to the Offer to Purchase dated June 27, 2017

by

DTS SUB INC.

a wholly owned subsidiary of

DONUTS INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JULY 26, 2017 (ONE MINUTE AFTER 11:59 P.M., NEW YORK CITY TIME, ON JULY 26, 2017), UNLESS THE OFFER IS EXTENDED (THE “EXPIRATION TIME”).

June 27, 2017

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated June 27, 2017 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”) in connection with the offer by DTS Sub Inc., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of Donuts Inc., a Delaware corporation (“Parent”), to purchase all of the outstanding shares of common stock, par value $0.0001 per share (the “Shares”), of Rightside Group, Ltd., a Delaware corporation (the “Company”), at a price of $10.60 per Share (the “Offer Price”), net to the holder in cash, without interest, less any applicable withholding taxes, upon the terms and subject to the conditions of the Offer.

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS ACCEPT THE OFFER AND TENDER ALL OF THEIR SHARES IN THE OFFER.

We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish to have us tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

Your attention is directed to the following:

1. The Offer Price for the Offer is $10.60 per Share, net to you in cash, without interest, less any applicable withholding taxes.

2. The Offer is being made for all outstanding Shares.

3. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of June 13, 2017, by and among Parent, Purchaser and the Company (the “Merger Agreement”). The Merger Agreement provides, among other things, that (i) subject to certain conditions, Purchaser will be merged with and into the Company (the “Merger”), with the Company as the surviving corporation and a wholly owned subsidiary of Parent, and (ii) the Merger will be governed by Section 251(h) of the Delaware General Corporation Law (“DGCL”) and will be effected as soon as practicable following the acceptance of the Offer, without a meeting of the stockholders of the Company. Each Share issued and outstanding immediately prior to the effective time of the Merger (other than (i) treasury shares, (ii) Shares held by Parent, Purchaser or any wholly owned subsidiary of Parent, (iii) Shares held by the Company or any wholly owned subsidiary of the Company, and (iv) Shares owned by the Company’s stockholders who have properly preserved their appraisal rights under Section 262 of the DGCL), will be converted into the right to receive $10.60 in cash (or any greater per Share price paid in the Offer), subject to any applicable tax withholding.

4. The Company’s Board of Directors, among other things, unanimously: (i) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Offer and the Merger, are advisable, fair to and in the best interests of the Company’s stockholders; (ii) approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Offer and the Merger, in accordance with the requirements of the DGCL; (iii) resolved to recommend that the stockholders of the Company accept the Offer and tender their Shares pursuant to the Offer; and (iv) adopted a resolution having the effect of causing the restrictions contained in Section 203 of the DGCL applicable to a “business combination” (as defined in such Section 203) not to apply to the execution, delivery or performance of the Merger Agreement, or the completion of the Offer, the Merger and the other transactions contemplated by the Merger Agreement.

5. The Offer and withdrawal rights expire at 12:00 midnight, New York City time, on July 26, 2017 (one minute after 11:59 p.m., New York City time, on July 26, 2017), unless the Offer is extended.

6. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, subject to Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares pursuant to the Offer.

7. The Offer is not subject to a financing condition. The Offer is conditioned upon, among other things, (i) there having been validly tendered and not withdrawn prior to the expiration of the Offer a number of Shares (not including Shares tendered pursuant to guaranteed delivery procedures and not actually delivered prior to the expiration of the Offer) that, together with any Shares owned by Parent and its subsidiaries, represents a majority of the outstanding Shares (calculated on a fully diluted basis in accordance with the Merger Agreement), (ii) the expiration or termination of the waiting period (and any extension thereof) applicable to the Offer under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (iii) applicable advance notice to the Internet Corporation for Assigned Names and Numbers (“ICANN”), and ICANN having not expressly denied or withheld its consent to the transaction. See Section 15 — “Conditions to the Offer” in the Offer to Purchase, which sets forth the full conditions of the Offer and is important for you to read.

If you wish to have us tender any or all of the Shares held by us for your account, please instruct us by completing, executing, detaching and returning to us the Instruction Form contained in this letter. If you authorize a tender of your Shares, all such Shares will be tendered unless otherwise specified on the Instruction Form. An envelope to return your instructions to us is enclosed.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender of Shares on your behalf before the Expiration Time.

The Offer is not being made to (and no tenders will be accepted from or on behalf of) holders of Shares in any state in which the making of the Offer or acceptance thereof would be prohibited by administrative or judicial action pursuant to the laws of such state after a good faith effort by Purchaser to make the Offer comply with the laws of such state.

INSTRUCTION FORM

With Respect to the Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

RIGHTSIDE GROUP, LTD.

at

$10.60 PER SHARE, NET IN CASH

Pursuant to the Offer to Purchase dated June 27, 2017

by

DTS SUB INC.

a wholly owned subsidiary of

DONUTS INC.

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated June 27, 2017 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, and together with the Offer to Purchase, the “Offer”), in connection with the offer by DTS Sub Inc., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of Donuts Inc., a Delaware corporation, to purchase all of the outstanding shares of common stock, par value $0.0001 per share (the “Shares”), of Rightside Group, Ltd., a Delaware corporation (the “Company”), at a price of $10.60 per Share (the “Offer Price”), net to the holder in cash, without interest, less any applicable withholding taxes, upon the terms and subject to the conditions of the Offer.

The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below (or, if no number is indicated, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to the validity, form and eligibility (including time of receipt) and acceptance for payment of any tender of Shares made on my behalf will be determined by Purchaser in its sole discretion.

ACCOUNT NUMBER:

    NUMBER OF SHARES BEING TENDERED HEREBY:                     SHARES**

The method of delivery of this Instruction Form is at the election and risk of the tendering stockholder. If delivery by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, this Instruction Form should be delivered to us in ample time to permit us to submit the tender of Shares on your behalf prior to the Expiration Time.

    Dated:                     , 2017

SIGN HERE

Signature(s)

Print Name(s)

Address(es)

(Area Code) Telephone No.

Taxpayer Identification or Social Security Number(s)

**	Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.